EXHIBIT 32.1

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

I, Edward Yihua Kang, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2011	By:	/s/ Edward Yihua Kang
Name: Edward Yihua Kang
Title: Chief Executive Officer (Principal ExecutiveOfficer)

 The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.